Filed pursuant to Rule 424(b)(7)

Registration No. 333-292366

PROSPECTUS SUPPLEMENT

(To prospectus dated December 22, 2025)

15,046,852 shares of Common Stock

This prospectus supplement relates to the offer and sale of up to 15,046,852 shares of our common stock, par value $0.00001 per share (the “Common Stock”) issuable upon the conversion of that certain Secured Convertible Note in the original principal amount of $35,961,975 (the “Note”). The Note was issued pursuant to a certain securities purchase agreement, dated January 9, 2026 by and between the Company and that certain investor identified therein (the “Note Agreement”). The Note bears interest at a rate of 1.0% per annum, payable quarterly in cash, and matures on January 9, 2028.

The principal amount of the Note is convertible, in whole or in part, at the option of the Investor at any time, into shares of the Company’s Common Stock at a fixed conversion price of $2.39 per share, subject to customary anti-dilution adjustments, ownership limitations, and other conditions set forth in the Note.

Our common stock is listed on The Nasdaq Capital Market under the symbol “UPXI.” On February 2, 2026, the last reported sales price of our common stock on The Nasdaq Capital Market was $1.62 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” commencing on page S-3 of this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 4, 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, dated December 22, 2025, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and A.G.P. is not, making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and A.G.P. has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise indicates, references in this prospectus supplement to “Upexi, Inc.,” “Upexi,” “UPXI,” “the Company,” “we,” “our” and “us” refer to Upexi, Inc., a Delaware corporation.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-3 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

We are a diversified brand owner specializing in the development, manufacturing, and distribution of consumer products across wellness, pet care, functional supplements, and other related products. We reach customers through our direct-to-consumer channels, Amazon and other e-commerce marketplaces, wholesale partners, and select retail relationships.

In 2025, we expanded our business strategy to include a digital asset treasury program, focused primarily on acquiring, holding, and staking Solana (“SOL”) as part of our long-term corporate treasury strategy. As disclosed in the filings incorporated herein, a substantial portion of our balance sheet is allocated to SOL assets, which we stake through multiple validators to generate yield and support ecosystem decentralization.

Our common stock is listed on the Nasdaq Capital Market under the symbol “UPXI.”

Our principal executive offices are located at 3030 North Rocky Point Drive, Suite 420, Tampa, FL 33607, and our phone number is (727) 287-2800.

Our website is www.upexi.com. Information contained in, or accessible through, our website does not constitute part of this prospectus supplement and inclusions of our website address in this prospectus supplement are inactive textual references only.

S-1

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see description of our common stock in the accompanying base prospectus in the section, “The Securities We May Offer.”

Common stock offered by us	15,046,852

Common stock outstanding prior to this offering	63,208,083 shares of common stock outstanding as of February 2, 2026.

Manner of offering	We are offering 15,046,852 shares of Common Stock underlying the conversion of $35,961,975 secured convertible note due on January 9, 2028. See “Description of the Convertible Note Offering.”

Use of Proceeds	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. See “Use of Proceeds” on page S-6.

Risk factors

You should read the “Risk Factors” section on page S-3 and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The Nasdaq Capital Market symbol	“UPXI”

The 63,208,083 shares of our common stock outstanding as of January 30, 2026, excludes the following:

•	744,478 shares of our common stock issuable upon the exercise of stock options outstanding as of January 30, 2026, at a weighted average exercise price of $3.40 per share;

•	3,460,138 shares of our common stock issuable upon exercise of warrants outstanding as of January 30, 2026, at a weighted average exercise price of $4.56 per share

•	50,526,724 shares of our common stock issuable upon the conversion of debt;

•	138,889 shares of our common stock issuable upon the conversion of Series A Preferred Shares;

•	4,814,000 shares of common stock that have been granted as a restricted stock grant under our 2019 Incentive plan and upon vesting will be issued; and

•	416,226 shares of treasury stock (issued but not outstanding).

S-2

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should read and consider carefully the following risk factors and the risk factors included in our most recent Annual Report on Form 10-K filed with the SEC, any subsequent Quarterly Reports on Form 10-Q as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to Our Common Stock and the Offering

The effect of the sale of the borrowed shares in this offering, which sale may be made to facilitate transactions by which investors in our convertible notes may hedge their investments, may be to lower the market price of our common stock.

We have been advised that the selling stockholders intend to sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their investments in the notes or our other convertible notes. The existence of the Share Lending Agreement (as defined below) and the short sales of shares of our common stock effected in connection with the sale of our convertible notes could cause the market price of our common stock to be lower over the term of the Share Lending Agreement than it would have been had we not entered into that agreement, due to the effect of the increase in the number of shares of our outstanding common stock being traded in the market or otherwise. The market price of our common stock could be further negatively affected by other short sales of shares of our common stock, including other sales by the purchasers of the convertible notes hedging their investment therein.

Future sales, or availability for sale, of shares of our common stock by stockholders could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, including sales by any selling stockholder or the perception that large sales could occur, could depress the market price of our common stock. Such future sales, or perception thereof, could also impact our ability to raise capital through future offerings of equity or equity-linked securities.

To the extent we issue shares of our common stock upon conversion of the convertible notes being offered concurrently or our other outstanding convertible debt, the conversion of some or all of such convertible debt will dilute the ownership interests of our existing stockholders. Any sales in the public market of common stock so issued could adversely affect prevailing market prices of our common stock. In addition, the existence of the convertible notes may encourage short selling by market participants because the conversion of the convertible notes could depress the price of our common stock.

The adjustments by convertible note investors of their hedging positions in our common stock and the expectation thereof may have a negative effect on the market price of our common stock.

The short positions in our common stock resulting from the share lending arrangement and the sale of borrowed shares in this offering are expected to be used by the Share Borrower to facilitate hedging, including through short sales of shares of our common stock, by investors in the convertible notes. The borrowed shares sold in this offering may be more or less than the number of shares that will be needed from time to time by the convertible notes investors to hedge their exposure under the notes. Any buying or selling of shares of our common stock by the investors in the concurrent note offering to adjust their hedging positions may affect the market price of our common stock.

Changes in the accounting guidelines relating to the borrowed shares could decrease our reported net loss or earnings per share and potentially affect the market price of our common stock.

Because the amount of borrowed shares sold in this offering (or in certain circumstances, the cash value thereof) must be returned to us upon the expiration or early termination of the share lending arrangement pursuant to its terms, we believe that under U.S. GAAP, as presently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings or loss per share. If accounting guidelines were to change in the future, we may become required to treat the borrowed shares as outstanding for purposes of computing earnings or loss per share, and our reported earnings or loss per share would be reduced, which could affect the market price of our common stock.

S-3

 Risks Relating to Investing in Solana

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including Solana.

Absent federal regulations, there is a possibility that Solana may be classified as a “security.” Any classification of Solana as a “security” would subject us to additional regulation and could materially impact the operation of our business.

We believe that Solana is not a security but neither the SEC nor any other U.S. federal or state regulator publicly stated whether they agree with our assessment. Despite the Trump Administration’s Executive Order titled “Strengthening American Leadership in Digital Financial Technology” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” Solana has not yet been classified with respect to U.S. federal securities laws. Therefore, while (for the reasons discussed below) we have concluded that Solana is not a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under The Investment Company Act of 1940, as amended (the “1940 Act”) is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that Solana is a “security” which would require us to register as an investment company under the 1940 Act.

We have also adapted our process for analyzing the U.S. federal securities law status of Solana and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that Solana is not a “security” is premised, among other reasons, on our conclusion Solana does not meet the elements of the Howey test. Among the reasons for our conclusion that Solana is not a security is that holders of Solana do not have a reasonable expectation of profits from our efforts in respect of their holding of Solana. Also, Solana ownership does not convey the right to receive any interest, rewards, or other returns

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of Solana is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC which has previously stated it deemed Solana a security. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Solana, or any other digital asset we might hold is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if Solana was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

S-4

If we were deemed to be an investment company under the 1940 Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the 1940 Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the 1940 Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act.

Since our formation, we have been a brand owner specializing in the development, manufacturing and distribution of consumer products. Recently, we have begun focusing on pursuing opportunities to expand our portfolio into coins, digital assets and M&A in the fintech space. With respect to Section 3(a)(1)(A), following the Offering, approximately 97% percent of the proceeds of the Offering will be used to acquire Solana, which will be an amount in excess of 40% of our total assets. Since we believe Solana is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the 1940 Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the 1940 Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

Solana and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the 1940 Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the 1940 Act, which would increase the percentage of securities held by us for 1940 Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the 1940 Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the 1940 Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

S-5

If we were deemed to be an investment company, Rule 3a-2 under the 1940 Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the 1940 Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the 1940 Act—including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons—likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As Solana and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Solana. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Solana or the ability of individuals or institutions such as us to own or transfer Solana.

If Solana is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of Solana and in turn adversely affect the market price of our common stock. Moreover, the risks of us engaging in a Solana treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our management relies upon the advice of an asset manager through an asset management agreement to assist in building a narrowly focused investment strategy and the execution of the Company’s strategy and may not yield the desired return.

Our management and GSR Strategies, LLC, the asset manager, will have broad discretion in the application of the net proceeds from any offering by the Company and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline.

We may use the net proceeds from any offering by the Company to purchase additional Solana, the price of which has been, and will likely continue to be, highly volatile.

 We may use the net proceeds from any offering by the Company to purchase additional Solana. Solana is a highly volatile asset. Solana does not pay interest, but if management determines to stake the Solana tokens in treasury, rewards can be earned on Solana. The ability to generate a return on investment from the net proceeds from any offering by the Company will depend on whether there is appreciation in the value of Solana following our purchases of Solana with the net proceeds from any offering by the Company. Future fluctuations in Solana’s trading prices may result in our converting Solana purchased with the net proceeds from any offering into cash with a value substantially below the net proceeds from such an offering.

S-6

Momentum pricing.

The value of a single unit of SOL as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of SOL, and, in turn, our stock price.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including SOL, have experienced extreme volatility throughout their existence, including in recent periods and may continue to do so. For instance, following significant increases throughout the majority of 2020, digital asset prices, including SOL, experienced significant volatility throughout 2021 and 2022. This volatility became extreme in November 2022 when FTX Trading Ltd. (“FTX”) halted customer withdrawals. Developments during the last cryptocurrency bear market led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity. Digital asset prices, including SOL, have continued to fluctuate widely through the date of this prospectus. For example, according to Bloomberg, Solana’s 90-day realized volatility has generally ranged from 70-100% over the last several months.

Extreme volatility in the future, including declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of SOL and other digital assets, including a depreciation in value.

Currently, we do not hedge against SOL volatility, as our goal is to benefit shareholders through long-term value appreciation rather than short-term hedging. While we may consider hedging strategies for our treasury or acquisitions in the future, there is no guarantee they will significantly reduce digital asset volatility or increase the treasury's value.

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of SOL and the Company’s Share Price. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional bitcoin, provided that those strategies impose no incremental costs on American taxpayers.

There are numerous companies announcing their intention to build a digital asset treasury and specifically SOL treasury.  This concentration of SOL holdings within a few treasury companies could cause the price of SOL to rapidly decline based on one or more of these treasury companies liquidating their position and could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

There are currently a number of public companies that have announced intentions to accumulate Solana tokens, in addition to certain public companies that have already amassed Solana tokens as part of digital asset treasury strategies. This pool of buyers or potential buyers can significantly affect volume of transactions that would not otherwise exist and lead to concentrations of Solana tokens. The potential effect of such scale is a concentration of holdings that may lead to a wide range of price movements, whether that be increases to the upside or decreases to the downside. We cannot assure stability of prices of Solana tokens and to the extent the market price of our common stock moves in alignment with the price of Solana, we cannot assure stability with respect to the market price of our common stock.

S-7

Our Solana holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by: significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets; relative anonymity; a developing regulatory landscape; potential susceptibility to market abuse and manipulation; compliance and internal control failures at exchanges; and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Solana at favorable prices or at all. Further, Solana which we hold with our custodians does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, pursuant to the asset management agreement we entered into with the asset manager, we are currently and may generally be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Solana or otherwise generate funds using our Solana holdings, including in particular during times of market instability or when the price of Solana has declined significantly. If we are unable to sell our Solana, enter into additional capital raising transactions using Solana as collateral, or otherwise generate funds using our Solana holdings, or if we are forced to sell our Solana at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our Solana strategy, our use of leverage, the manner in which our Solana is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our Solana holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Solana. See “Use of Proceeds.”

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Solana, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Solana and our financial condition and results of operations could be materially adversely affected.

Substantially all of the Solana we own is held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our Solana. Solana and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Solana ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our Solana in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our Solana;
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

S-8

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Solana ecosystem or in the use of the Solana network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Solana, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Solana industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We have limited history in generating staking revenues from Solana, which could adversely affect our business, financial condition and operating results.

Until recently, our business focus was as a brand owner specializing in the development, manufacturing, and distribution of consumer products. We reach consumers through our direct-to-consumer network, wholesale partnerships, and major third-party platforms like Amazon.

We have recently shifted the focus of our operations to a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to digital assets, and specifically long term strategy of holding Solana (“SOL”) by applying a proven public-market treasury model to an asset that we believe is earlier in its lifecycle, structurally reflexive, and vastly underexposed.

We have a limited operating history with the current scale of our business, which makes it difficult to forecast our prospects and future results of operations. You should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our recent revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including unexpected government regulation, any reduction in the value of cryptocurrency  generally or Solana specifically, demand for our platform, increased competition, contraction of our overall market, our inability to accurately forecast demand for our platform and plan for capacity constraints or our failure, for any reason, to capitalize on growth opportunities. If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our business would be harmed.

S-9

If the digital asset award or transaction fees for recording transactions on the Solana network are not sufficiently high to incentivize validators may demand high transaction fees, which could negatively impact the value of SOL and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Solana network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the SOL blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•

Over the past several years, digital asset validating operations have evolved from individual users validating with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, digital asset validators are more likely to immediately sell digital assets earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

•

A reduction in the digital assets staked by validators on the Solana network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “If a malicious actor or botnet obtains control of the validating stake on the Solana network, or otherwise obtains control over the Solana network through its influence over core developers or otherwise, such actor or botnet could manipulate the Solana blockchain, which would adversely affect the value of the Shares or the ability of the Company to operate.”

•

Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Solana blockchain or a software upgrade automatically charges fees for all transactions on the Solana network, the cost of using SOL may increase and the marketplace may be reluctant to accept SOL as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana network and force users to pay higher fees, thus reducing the attractiveness of the Solana network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana network, the value of SOL and the value of the Shares.

•

To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Solana network and could prevent the Company from completing transactions associated with the day-to-day operations of the treasury.

•

During the course of the block validation processes, validators exercise the discretion to select bundles of transactions within a block. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically selecting bundles of transactions during block production to prioritize transactions associated with higher transaction fees and MEV capture. In blockchain networks that facilitate DeFi protocols in particular, such as the Solana network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as Jito, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front-running that can have negative repercussions on DeFi users. A “sandwich attack” involves placing two transactions—one before and one after—a large, detected trade to exploit the resulting price movement. Unlike Ethereum, Solana lacks a public mempool, making it harder to detect pending user transactions. However, validators can choose to run clients like Jito or Paladin, which support MEV strategies that may enable sandwich attacks. For instance, searchers can submit bundles of transactions with precise ordering, allowing them to surround a vulnerable trade if detected. In the context of MEV, “front-running” is said to occur when a user spots an unexecuted transaction and awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction. Since Solana doesn’t have a public mempool, validators and bots have limited visibility to unexecuted, or pending, transactions. Combined with Solana’s fast block times and parallel execution model, this makes it hard to detect and exploit user trades in real time. However, that doesn’t mean front- running is impossible. If a validator colludes with a bot, for example, it could potentially observe and front-run transactions. By running Jito or similar clients, validators have access to structure MEV systems where searchers submit bundles of ordered transactions to validators through an auction system. Validators select the most profitable bundles (based on transaction fees and MEV capture). Considering searchers determine the ordering through their bundles, front-running is possible. As of 2025, up to 5 transactions can be in a bundle for Jito. The transactions in a bundle must be executed atomically and in sequence, meaning if one transaction fails, the entire bundle does not get processed. Note, these MEV technologies, in this case Jito, can also offer user protections like front-running flags and protected order flow to mitigate risks. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Solana network in general. In addition, it’s possible regulators or legislators could enact rules that restrict practices associated with MEV, which could diminish the popularity of the Solana network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of SOL and the value of the Shares.

S-10

Our trading orders may not be timely executed.

Our investment and trading strategies depend on the ability to establish and maintain an overall market position in a combination of financial instruments. Our trading orders may not be executed in a timely and efficient manner because of various circumstances, including, for example, trading volume surges or systems failures attributable to us or our counterparties, brokers, dealers, agents or other service providers. In such an event, we might only be able to acquire or dispose of some, but not all, of the components of our positions, or if the overall positions were to need adjustments, we might not be able to make such adjustments. As a result, we would not be able to achieve our desired market position, which may result in a loss. In addition, we can be expected to rely heavily on electronic execution systems (and may rely on new systems and technology in the future), which may be subject to certain systemic limitations or mistakes, causing the interruption of trading orders made by us.

Competition from other companies staking and utilizing Solana in their treasury plans.

We expect to contend with other companies also focused on developing digital asset staking operations. Market participants with sufficient knowledge and capital has the ability acquire tokens on the open market and start staking, which would increase competition.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of SOL and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, SOL and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, SOL. As a result of any of the foregoing factors, the price of SOL could decrease, which could adversely affect the value of the Company’s Stock Price.

Competition from the emergence or expansion of other digital assets may negatively influence the price of SOL and have an adverse impact on the value of the Shares.

As of June 30, 2025, SOL ranked as the sixth largest digital asset by market capitalization, according to CoinMarketCap.com. SOL encounters competition from a broad spectrum of digital assets, including Bitcoin and Ether. Additionally, numerous consortiums and financial institutions are investing in private or permissioned blockchain platforms rather than open networks such as the Solana Network. SOL is currently supported by fewer trading platforms compared to more established digital assets like Bitcoin and Ether, which may affect its liquidity. The Solana Network also competes directly with other smart contract platforms, including Ethereum, Polkadot, Avalanche, and Cardano. The emergence or growth of alternative digital assets or other smart contract platforms may diminish demand for, and the price of, SOL, thereby adversely affecting the value of the Shares.

S-11

Investors have the option to gain exposure to SOL through mechanisms other than the Company’s Shares, such as direct investment in SOL or through other financial vehicles, including securities or products backed by or linked to SOL. Specifically, the Company faces competition from other exchange-traded spot SOL products and similar digital asset vehicles, several of which have pending applications before the SEC or have already secured SEC approval. The Company’s ability to maintain its scale and achieve its intended competitive positioning may depend on various factors, such as its timing relative to competing products and its ability to raise additional capital.

Furthermore, if other financial vehicles tracking SOL constitute a significant portion of overall demand, substantial transactions involving these vehicles or private funds holding SOL could adversely affect the Index Price, NAV, NAV per Share, value of the Shares, Principal Market NAV, and Principal Market NAV per Share. Therefore, there can be no assurance that the Company will be able to preserve its scale or attain its intended competitive position relative to peers, which could negatively affect both the performance of the Company and the value of the Shares.

We may fail to develop and execute successful investment or trading strategies.

The success of our investment and trading activities will depend on the ability of our investment team and Asset Manager to identify overvalued and undervalued investment opportunities and to exploit price discrepancies. This process involves a high degree of uncertainty. No assurance can be given that we will be able to identify suitable or profitable investment opportunities in which to deploy our capital. The success of the trading activities also depends on our ability to remain competitive with other over-the-counter traders and liquidity providers. Competition in trading is based on price, offerings, level of service, technology, relationships and market intelligence. The success of investment activities depends on our ability to source deals and obtain favorable terms. Competition in investment activities is based on relationships. The barrier to entry in each of these businesses is very low and competitors can easily and will likely provide similar services in the near future. The success of our venture investments and trading business could suffer if we are not able to remain competitive.

We may make, or otherwise be subject to, trade errors.

Errors may occur with respect to trades executed on our behalf. Trade errors can result from a variety of situations, including, for example, when the wrong investment is purchased or sold or when the wrong quantity is purchased or sold. Trade errors frequently result in losses, which could be material. To the extent that an error is caused by a third party, we may seek to recover any losses associated with the error, although there may be contractual limitations on any third party’s liability with respect to such error.

We currently rely on third-party service providers for certain aspects of our operations, and any interruptions in services provided by these third parties may impair our ability to support our customers.

We rely on third parties in connection with many aspects of our business, including payment processors, financial institutions, and payment gateways to process transactions; cloud computing services and data centers that provide facilities, infrastructure, smart contract development, website functionality and access, components, and services, including databases and data center facilities and cloud computing; as well as third parties that provide outsourced customer service, compliance support and product development functions, which are critical to our operations. Because we rely on third parties to provide these services and to facilitate certain of our business activities, we face increased operational risks. We do not directly manage the operation of any of these third parties, including their data center facilities that we use. These third parties may be subject to financial, legal, regulatory, and labor issues, cybersecurity incidents, data theft or loss, break-ins, computer viruses or vulnerabilities in their code, denial-of-service attacks, sabotage, acts of vandalism, loss, disruption, or instability of third-party financial institution relationships, privacy breaches, service terminations, disruptions, interruptions, and other misconduct. They are also vulnerable to damage or interruption from human error, power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, pandemics and similar events. In addition, these third parties may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew these agreements on commercially reasonable terms or at all, fail or refuse to process transactions or provide other services adequately, take actions that degrade the functionality of our services, impose additional costs or requirements on us or our customers, or give preferential treatment to competitors. There can be no assurance that third parties that provide services to us or to our customers on our behalf will continue to do so on acceptable terms, or at all. If any third parties do not adequately or appropriately provide their services or perform their responsibilities to us or our customers on our behalf, such as if third-party service providers to close their data center facilities without adequate notice, are unable to restore operations and data, fail to perform as expected, or experience other unanticipated problems, we may be unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all, and we may be subject to business disruptions, losses or costs to remediate any of the deficiencies, customer dissatisfaction, reputational damage, legal or regulatory proceedings, or other adverse consequences which could adversely affect our business, operating results, and financial condition.

S-12

Due to unfamiliarity and some negative publicity associated with crypto asset platforms, confidence or interest in crypto asset platforms may decline.

Crypto asset platforms are relatively new. Many of our competitors are unlicensed, unregulated, operate without supervision by any governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. As a result, customers and the general public may lose confidence or interest in crypto asset platforms, including regulated platforms like ours.

Since the inception of the cryptoeconomy, numerous crypto asset platforms have been sued, investigated, or shut down due to fraud, manipulative practices, business failure, and security breaches. In many of these instances, customers of these platforms were not compensated or made whole for their losses. Larger platforms are more appealing targets for hackers and malware, and may also be more likely to be targets of regulatory enforcement actions.

In addition, there have been reports that a significant amount of crypto asset trading volume on crypto asset platforms is fabricated and false in nature, with a specific focus on unregulated platforms located outside the United States. Such reports may indicate that the market for crypto asset platform activities is significantly smaller than otherwise understood.

Negative perception, a lack of stability and standardized regulation in the cryptoeconomy, and the closure or temporary shutdown of crypto asset platforms due to fraud, business failure, hackers or malware, or government mandated regulation, and associated losses suffered by customers may continue to reduce confidence or interest in the cryptoeconomy and result in greater volatility of the prices of assets, including significant depreciation in value. Any of these events could have an adverse impact on our business and our customers’ perception of us, including decreased use of our platform and loss of customer demand for our products and services.

Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely affect our business, operating results, and financial condition.

Due to the new and evolving nature of crypto assets and the absence of comprehensive legal and tax guidance with respect to crypto asset products and transactions, many significant aspects of the U.S. and foreign tax treatment of transactions involving crypto assets, such as the purchase and sale of crypto assets on our platform, as well as the provision of blockchain rewards and other crypto asset incentives and rewards products, are uncertain, and it is unclear whether, when and what guidance may be issued in the future on the treatment of crypto asset transactions for U.S. and foreign tax purposes. The IRS has not addressed many other significant aspects of the U.S. federal income tax treatment of crypto assets and related transactions.

There continues to be uncertainty with respect to the timing, character, and amount of income inclusions for various crypto asset transactions including, but not limited to lending and borrowing crypto assets, staking, and other crypto asset incentives and products that we offer. Although we believe our treatment of crypto asset transactions for federal income tax purposes is consistent with existing positions from the IRS and/or existing U.S. federal income tax principles, because of the rapidly evolving nature of crypto asset innovations and the increasing variety and complexity of crypto asset transactions and products, it is possible the IRS and various U.S. states may disagree with our treatment of certain crypto asset offerings for U.S. tax purposes, which could adversely affect our customers and the vitality of our business. Similar uncertainties exist in the foreign markets in which we operate with respect to direct and indirect taxes, and these uncertainties and potential adverse interpretations of tax law could impact the amount of tax we and our non-U.S. customers are required to pay, and the vitality of our platforms outside of the United States.

There can be no assurance that the IRS, U.S. state revenue agencies, or other foreign tax authorities, will not alter their respective positions with respect to crypto assets in the future or that a court would uphold the treatment set forth in existing positions. It also is unclear what additional tax authority positions, regulations, or legislation may be issued in the future on the treatment of existing crypto asset transactions and future crypto asset innovations under U.S. federal, U.S. state, or foreign tax law. Any such developments could result in adverse tax consequences for holders of crypto assets and could have an adverse effect on the value of crypto assets and the broader crypto assets markets. Future technological and operational developments that may arise with respect to crypto assets may increase the uncertainty with respect to the treatment of crypto assets for U.S. and foreign tax purposes. The uncertainty regarding tax treatment of crypto asset transactions impacts our customers, and could impact our business, both domestically and abroad.

S-13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 10-K, 10-Q and 8-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying base prospectus or any related issuer free writing prospectus.

S-14

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder.

DESCRIPTION OF THE CONVERTIBLE NOTE OFFERING

We entered into a Securities Purchase Agreement dated January 9, 2026 with Hivemind Validation Master Fund (the “Investor”), pursuant to which the Company issued to the Investor the Note in the original principal amount of $35,961,975, in exchange for the transfer and contribution of 265,500 units of Solana (SOL) in the form of locked SOL (the “Digital Assets”).

As consideration for the issuance of the Note, the Investor transferred and assigned to the Company all of the Investor’s beneficial and economic ownership interest in the Digital Assets. Due to the locked and staked nature of the Digital Assets, the transfer was effected by assignment of beneficial and economic ownership and custodial acknowledgments and did not require an immediate on-chain transfer, validator exit, or unstaking of the Digital Assets.

The Note bears interest at a rate of 1.0% per annum, payable quarterly in cash, and matures on January 9, 2028. The outstanding principal amount of the Note is not payable in cash under any circumstances. At maturity, or upon acceleration following an event of default, to the extent the Note has not been converted in full, the Investor is entitled to receive a pro rata return of the Digital Assets corresponding to the outstanding principal balance of the Note at such time. The Investor bears the risk that the market value of the Digital Assets at maturity or acceleration may be less than the outstanding principal balance of the Note.

The principal amount of the Note is convertible, in whole or in part, at the option of the Investor at any time, into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a fixed conversion price of $2.39 per share, subject to customary adjustments, ownership limitations, and other conditions set forth in the Note.

The Note also provides for forced conversion under certain circumstances, subject to satisfaction of specified conditions, including trading price and liquidity thresholds, the effectiveness of a resale registration statement covering the shares issuable upon conversion, and the absence of events of default.

In connection with the issuance of the Note, the Company entered into a Security Agreement dated January 9, 2026 with the Investor (the “Security Agreement”), pursuant to which the Company granted the Investor a continuing first-priority security interest in and to the Digital Assets, all related digital asset accounts and wallets, associated rights and credentials, and proceeds thereof, to secure the Company’s obligations under the Note. The Security Agreement provides for custody and control arrangements, including account control agreements, and restricts the transfer, sale, or other disposition of the Digital Assets while the Note remains outstanding, subject to limited exceptions.

S-15

SELLING STOCKHOLDER

Based solely upon information furnished to us by the selling stockholder, the following table sets forth information with respect to the beneficial ownership of shares of our common stock held as of the date of this prospectus by the selling stockholder. The selling stockholder is offering an aggregate of up to 15,046,852 shares of our common stock. The table below assumes that all the shares being offered by the selling stockholders pursuant to this prospectus supplement are ultimately sold pursuant to this prospectus supplement. The selling shareholders may sell some, all or none of their shares covered by this prospectus supplement.

Selling Stockholder	Common Shares Owned Before the Offering	Percentage of Class Owned Prior to the Offering*	Common Shares Owned Following the Offering#	Percentage of Class Owned Following the Offering*#
Hivemind Validation Master Fund 1	0	0%	0	0%

* Based on 63,208,083 shares of common stock outstanding as of February 3, 2026.

1.

Consists of 15,046,852 shares of Common Stock underlying the conversion of the Secured Convertible Note dated January 9, 2026. Assumes that the Selling Stockholder will sell all of the 15,046,852 shares of Common Stock underlying the Note. The securities are directly held by Hivemind Validation Master Fund, a limited partnership (the “Selling Stockholder”). Hivemind Capital Partners, LLC, the Investment Manager of the Selling Stockholder, has voting and investment control of the shares held by the Master Fund. Jake Greenstein is a Partner of Hivemind Capital Partners, LLC and may be deemed to be the beneficial owner of such shares. Mr. Greenstein, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of the Master Fund is at c/o Hivemind Capital Partners, LLC, 315 Park Avenue South, 4th Floor, New York, NY 10010.

S-16

PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

S-17

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the shares of our Common Stock offered by this prospectus supplement will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The consolidated financial statements of our Company as of June 30, 2025 and 2024 and for each of the two years in the period ended June 30, 2025 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2025, have been so incorporated in reliance on the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.upexi.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document.

S-18

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any portion of such documents that are furnished and not filed with the SEC) until we terminate the offering of these securities:

•	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 24, 2025;

•

The description of our securities contained filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, including any amendments or reports filed for the purpose of updating such information;

•	Our Quarterly Report on Form 10-Q for the three months ended September 30, 2025 as filed with the SEC on November 12, 2025; and

•

Our Current Reports on Form 8-K filed with the SEC on July 16, 2025, July 18, 2025, July 25, 2025, August 20, 2025, August 26, 2025, September 8, 2025, September 26, 2025, October 3, 2025, October 9, 2025, October 24, 2025, November 5, 2025, November 7, 2025, November 12, 2025, November 14, 2025, November 28, 2025, December 1, 2025, December 5, 2025, December 29, 2025,  December 31, 2025 January 14, 2026, and January 28, 2026.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Upexi, Inc.

3030 North Rocky Point Drive, Suite 420

Tampa, FL 33607

Telephone: (727) 287-2800

Attn: Andrew J. Norstrud

S-19

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2025

PROSPECTUS

Upexi, Inc.

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may issue, in one or more series or classes, up to an aggregate of $1,000,000,000 of our common stock, preferred stock, debt securities,  warrants and units that include any of these securities, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “UPXI.” The last reported sale price of our common stock on The Nasdaq Capital Market on December 19, 2025 was $2.08 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

________________________

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used by us to sell any securities unless accompanied by a prospectus supplement.

The securities offered by this prospectus may be sold directly to investors, through agents designated from time to time or to or through one or more underwriters or dealers or in other manners as set forth under the heading “Plan of Distribution.” Each time we offer shelf securities in a primary offering in a manner other than as set forth in the Plan of Distribution, a supplement to this prospectus applicable to such offering will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from any such primary offering. We are bearing all of the expenses in connection with this registration statement.

________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2025

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, debt securities, and warrants in one or more offerings at an aggregate offering price of up to $1,000,000,000. The preferred stock, debt securities, and warrants may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us, or debt or equity securities issued by one or more other entities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Upexi,” “we,” “our,” “us,” “our company” and “the Company” refer to Upexi, Inc.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.upexi.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products;
•	increased levels of competition;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•

our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

•	fluctuations in price of Solana;
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

2

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and in documents incorporated by reference. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our securities, especially the risks and other information we discuss under the headings “Risk Factors” and our consolidated financial statements and related notes incorporated by reference herein. Our fiscal year end is June 30. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, “Upexi,” and the “Company” refer to Upexi, Inc., a Delaware corporation, and unless the context indicates otherwise, also includes our wholly-owned subsidiaries.

BUSINESS

Our Company

The following summary provides an overview of our business and recent developments. Because we are eligible to use Form S-3, the full description of our business, operations, brands, digital asset strategy, regulatory considerations, and competitive position is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and our other filings made pursuant to the Securities Exchange Act of 1934. Investors should review those filings in their entirety for a complete understanding of our business. The summary below is qualified in its entirety by those incorporated materials.

Overview

We are a diversified brand owner specializing in the development, manufacturing, and distribution of consumer products across wellness, pet care, functional supplements, and other related products. We reach customers through our direct-to-consumer channels, Amazon and other e-commerce marketplaces, wholesale partners, and select retail relationships.

In 2025, we expanded our business strategy to include a digital asset treasury program, focused primarily on acquiring, holding, and staking Solana (“SOL”) as part of our long-term corporate treasury strategy. As disclosed in the filings incorporated herein, a substantial portion of our balance sheet is allocated to SOL assets, which we stake through multiple validators to generate yield and support ecosystem decentralization.

Employees

As of the date of the incorporated filings, we have 59 full-time employees across manufacturing, warehousing, brand management, and corporate operations.

Additional Information

There have been no material changes to our business since previously disclosed in our Annual Report on Form 10-K for the year ended June 30, 2025 and our interim financial statements contained in our Quarterly Report Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

3

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including the risk factors and other information contained in or incorporated by reference into this prospectus before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.

4

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. Such general corporate purposes may include, among other things, working capital, capital expenditures, research and development, acquisitions or investments in businesses or technologies, repayment or refinancing of indebtedness, and other business opportunities.

The specific use of proceeds from a particular offering of securities, if any, will be described in the prospectus supplement relating to such offering.

5

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, up to an aggregate offering price of $1,000,000,000 of the securities described in this prospectus in one or more offerings. We may offer and sell the securities directly to purchasers, through agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods. The securities may be distributed from time to time in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to the prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

The prospectus supplement relating to any offering of securities will set forth the specific terms of the offering, including:

•	the name or names of any underwriters, dealers, or agents;
•	the purchase price of the securities;
•	the net proceeds to us;
•	any underwriting discounts, commissions, or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any delayed delivery arrangements;
•	any over-allotment or other options; and
•	any public offering price or other pricing terms.

We may sell securities directly to one or more purchasers in negotiated transactions. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. An agent will be acting on a best-efforts basis for the period of its appointment unless we state otherwise in a prospectus supplement. Agents may receive compensation in the form of commissions, discounts, or agency fees in amounts that will be disclosed in the applicable prospectus supplement.

We may offer securities to or through underwriters or dealers. If we use underwriters, we will enter into an underwriting agreement with them at the time of the sale to them and the underwriters will thereafter offer the securities to the public. The obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any are purchased (unless indicated otherwise in the applicable prospectus supplement). We may grant underwriters an option to purchase additional securities to cover over-allotments, if any, on terms set forth in the applicable prospectus supplement. If we use dealers, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

We may authorize agents, underwriters, and dealers to solicit offers by institutional investors to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Underwriters, dealers, and agents participating in an offering of securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, and any discounts or commissions they receive and any profit on the resale of the securities may be deemed to be underwriting discounts or commissions under the Securities Act. We will provide in the applicable prospectus supplement any required information regarding any underwriting compensation paid or to be paid by us to underwriters, dealers, or agents in connection with the offering of securities.

We may enter into derivative or hedging transactions with financial institutions. These institutions may in turn engage in sales of securities, including short sales of the securities, in the course of hedging the positions they assume. We may also enter into hedging transactions in which dealers or other financial institutions may engage in short sales of the securities to hedge their positions or may sell securities short and deliver the securities to close out short positions created in connection with the offering. These dealers or financial institutions may also sell securities short using borrowed securities or by pledging securities in order to facilitate transactions in the securities, and may use the securities received from us or from third parties to close out or settle such short positions or to meet their delivery obligations under derivative transactions or other arrangements.

Underwriters, dealers, agents, and remarketing firms may engage in transactions with us and may perform services for us in the ordinary course of business.

We may also sell the securities pursuant to applicable exemptions from registration under the Securities Act, but any such sales will not be made pursuant to this prospectus.

To facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These activities may include overallotment, stabilizing transactions, syndicate short covering transactions, and penalty bids. Any such activities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, the underwriters will not be obligated to take or pay for any securities unless all of the securities offered are taken and paid for by the underwriters.

We will pay all expenses incident to the registration of the securities under the Securities Act. We may agree to indemnify underwriters, dealers, and agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities.

6

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; preferred stock; debt securities;  warrants and units comprised of any combination of the foregoing. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

The terms of any securities we offer will be determined at the time of sale.

We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Delaware law. We refer you to the foregoing documents and to Delaware law for a detailed description of the provisions summarized below.

7

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 300,000,000 shares of Common Stock at a par value of $0.00001 per share. As of December 22, 2025, there were 63,208,083 shares of Common Stock outstanding.

Voting Rights

The holders of Common Stock will have the right to vote on all matters on which stockholders have the right to vote, and holders of Common Stock shall be entitled to one (1) vote per share.

Dividends

Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding Preferred Stock.

Other Rights

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436

Listing

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “UPXI.” Any common stock we sell under this prospectus, as it may be supplemented, will be listed on Nasdaq.

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DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 10,000,000 shares of Preferred Stock at a par value of $0.00001 per share. As of December 22, 2025, there were 150,000 shares of Series A Preferred Stock outstanding.

Our bylaws authorize the Board of to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Delaware General Corporation Law (“DGCL”), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

The shares of Series A Preferred Stock are convertible into 138,889 shares of the Company’s common stock at the holder’s option. The holders of Series A Preferred Stock will have the right to vote on all matters on which stockholders have the right to vote, and holders of Series A Preferred Stock shall be entitled to ten (10) votes per share and shall vote together as a separate class on stock on all matters which impact the rights, value, or ranking of the Common Stock or Series A Preferred Stock.

In the event of our liquidation, consolidation, merger or dissolution, the holders of Series A Preferred Stock are entitled to receive an amount on such date equal to the Stated Value of Series A Preferred Stock, which is $0.05 per share.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●

the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●

whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●

if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●

any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●

the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●

the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●

whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●

if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or re-purchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;
●

the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●

any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●

if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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●

whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●

whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●

we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

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Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●

waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●

failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

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The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●

we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

●

we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

●

all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●

rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●

we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●

we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

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In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

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DESCRIPTION OF UNITS

General

We may issue units composed of (i) our debt securities, (ii) shares of our Common Stock, (iii) shares of our Preferred Stock, and (iv) warrants to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock, or any combination of these securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities to which this prospectus relates will be passed upon by Lucosky Brookman LLP. Additional legal matters may be passed upon for us, or for any underwriters, dealers, or agents, by counsel that we will identify in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Upexi, Inc. (the Company) as of June 30, 2025 and 2024 and for each of the two years in the period ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at www.firstbusiness.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Upexi, Inc., 3030 North Rocky Point Drive, Suite 420,  Tampa, Florida 33607, Attention: Secretary, telephone: (727) 287-2800.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in or omitted from this Prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this Prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this Prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the year ended June 30, 2025 as filed with the SEC on September 24, 2025.

•	Our Quarterly Report on Form 10-Q for the three months ended September 30, 2025 as filed with the SEC on November 12, 2025

•

our Current Reports on Form 8-K filed with the SEC on July 16, 2025, July 18, 2025, July 25, 2025, August 20, 2025, August 26, 2025, September 8, 2025, September 26, 2025, October 3, 2025, October 9, 2025, October 24, 2025, November 5, 2025, November 7, 2025, November 12, 2025, November 14, 2025, November 28, 2025, December 1, 2025, and December 5, 2025.

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this Prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this Prospectus and will become a part of this Prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Prospectus.

The information about us contained in this Prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Upexi, Inc., 3030 North Rocky Point Drive, Suite 420, Florida, FL 33607, (701) 353-5425. You may also find electronic copies of these filings online at https://ir.upexi.com/sec-filings/all-sec-filings.

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